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                                                                    EXHIBIT 99.1

                 BIOTRANSPLANT ANNOUNCES COST REDUCTION PROGRAM

       CHARLESTOWN, Mass.--(BUSINESS WIRE)--May 8, 2002--BioTransplant (Nasdaq:
BTRN) today announced a cost reduction program in order to advance the Company's product lines while streamlining operations and reducing overall costs.

       This program includes a reduction in workforce and spending cuts impacting all segments of the Company.

       "These cost reduction measures are expected to conserve the needed resources to continue developing BioTransplant's promising product lines," commented Dr. Elliot Lebowitz, CEO of BioTransplant.

       With these spending adjustments, BioTransplant expects to have operating capital for approximately three to four fiscal quarters.

       BioTransplant currently has the following clinical programs:

       -    Siplizumab
             The Company's licensee, MedImmune, Inc., is conducting Phase II clinical trials for siplizumab, a proprietary anti-T cell monoclonal antibody for the treatment of psoriasis.

       -    Eligix(TM) HDM Cell Separation System
             The Eligix System is a novel cell selection device for bone marrow transplantations, with applications in cancer, autoimmune diseases and transplantation. GAMBRO BCT is currently marketing the Eligix System in Europe. BioTransplant retains rights to North America and Japan and receives milestone payments, licensing fees and shares revenues elsewhere.

       -    AlloMune(TM) System
             BioTransplant is conducting Phase I/II clinical trials with the AlloMune System, which will combine siplizumab with the HDM cell separation device to address the current problems of transplantation. The Company recently announced that a kidney transplant patient in a BioTransplant and Massachusetts General Hospital study is nearing the four-year milestone without immune suppressive drugs.

       About BioTransplant

       BioTransplant Incorporated, headquartered in Charlestown, Mass., is developing a portfolio of products for application in a range of medical conditions, including treatment of cancer and autoimmune diseases, organ and tissue transplantation, for which current therapies are inadequate. Siplizumab (MEDI-507), a lead product BioTransplant exclusively licensed to MedImmune, is in Phase II clinical trials for the treatment of psoriasis. In addition, the Company is developing the AlloMune System which is designed to treat a variety of hematologic malignancies, and its distribution partner Gambro BCT markets the EligixTM Cell Separation System family of cell

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separation products in Europe for use in bone marrow, stem cell and donor leukocyte transplants. BioTransplant is also targeting the use of the EligixTM Cell Separation Systems as a component of the AlloMune(TM) System, which, along with its proprietary monoclonal antibody MEDI-507, is being developed as a complete approach to increase the safety and efficacy of immune modulation and transplantation for cancer and other life threatening diseases. For more information on BioTransplant, please visit: http://www.biotransplant.com.

       This news release and the company's Web site contain forward-looking statements about BioTransplant that involve risks and uncertainties including statements about BioTransplant's expectations regarding its ability to fund its operations for the next three to four quarters and the impact of its spending reduction program on its operations and financial condition. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors. Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to:
BioTransplant's ability to secure the additional funding required for its operations and research and development programs; BioTransplant's and its third party collaborators' ability to successfully discover, develop and commercialize its products, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; market acceptance and penetration of BioTransplant's Eligix(TM) HDM Cell Separation Systems in the European Union; BioTransplant's ability to obtain and enforce the patent protection required for its products; and BioTransplant's ability to maintain collaborations and distribution arrangements with third parties. For a detailed discussion of these and other factors, see the section entitled "Business -- Factors Which May Affect Results" in BioTransplant's current annual report on Form 10-K, as filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this news release. BioTransplant does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.


       CONTACT:  BioTransplant Incorporated, Charlestown
                 Elliot Lebowitz, Ph.D., 617/241-5200
                 www.BioTransplant.com
                 or
                 Stern Investor Relations, New York
                 Lilian Stern, 212/362-1200
                 lilian@sternir.com